Press Release #201712	FOR IMMEDIATE RELEASE	May 2, 2017

Dr. John Thomas, Chemical Engineer Joins Enertopia

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") the Company is pleased to announce John Thomas Chemical Engineer Ph.D. to the advisory board.

Dr. Thomas is a professional engineer, and holds a B.Sc., an M.Sc, and a Ph.D. in chemical engineering from the University of Manchester in the United Kingdom. He also received a diploma in accounting and finance from the U.K. Association of Certified Accountants. He has 43 years of experience in the mining industry, including both base metal and precious metal projects in several countries including Brazil, Canada, Costa Rica, Russia, Venezuela, and Zambia. His experience covers a wide range of activities in the mining industry from process development, management of feasibility studies, engineering and management of construction, and operation of mines.

“I am extremely pleased to have John Thomas join Enertopia. John’s 40 plus years of world-wide knowledge and experience in chemical engineering will be invaluable to us as we move forward in the second phase bench tests with Genesis Water Technologies Inc. (GWT).” Stated President and CEO Robert McAllister

“This is indeed an exciting time for Enertopia and I look forward to being a part of the team using my skill sets, such as flotation, metallurgy, Preliminary Economic Assessment (PEA) expertise in working with GWT and Enertopia in the lithium recovery process and achieving battery grade lithium carbonate at the end of the process is our collective goal.” Stated Dr. Thomas

Dr. Thomas has been granted of 500,000 options exercisable at a price of $0.10 in connection with his engagement.

About Enertopia

Enertopia is concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions. The companies are currently in the planning phase for a much larger and expanded phase two of bench tests with the goal or achieving battery grade Lithium Carbonate. This is expected to result in the buildout of a pilot plant that will be based on positive results. The Company continues to narrow its focus on the potential lithium locations in the Western USA and South America.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the funds raised will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release